Exhibit 10.7

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is dated as of October 29, 2003, by and between Coates Motorcycle Company, Ltd., a Delaware corporation, having its principal offices located at Central Avenue, Building 3, Farmingdale, New Jersey 07727 (the "Client") and Chapman, Spira & Carson, LLC, having an address at 110 Wall Street, 15th Floor, New York, New York 10005 (the "Consultant").

                              B A C K G R O U N D:

WHEREAS, Consultant is in the business of providing business development, strategic analysis of marketing opportunities and intellectual property services to public and privately-held corporations; and

WHEREAS, Client desires to retain Consultant to provide certain services, identified below, as well as to advise and consult with Client's management concerning its business development, licensing opportunities for it intellectual property, and in connection with the development and implementation of a marketing program for Client's business, and;

WHEREAS, Client and Consultant desire to set forth in this Agreement all of the terms and provisions that shall govern their business relationship.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

      1. ENGAGEMENT OF CONSULTANT.

            Client hereby retains Consultant to:

      (a) Provide general marketing and licensing consulting advice with a particular focus on the development of Client's intellectual property portfolio, and;

      (b) Assist in developing an effective licensing program covering various aspects of Client's technology as well as developing an overall marketing and sales program for Client's products, all of which shall include but not be limited to the following:

      o Review all of Client's intellectual property assets, including all patents issued, patents pending, trademarks and trade names, issued or pending, worldwide;

      o Based upon Consultant's analysis, Consultant shall disclose to Client recommended enhancements and supplements to existing intellectual property that will add value and/or provide additional legal protection to Client's intellectual property;

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      o     Advise  Client on  strategic  licensing  opportunities  for Client's technology that shall provide Client with potential sources of revenue;

      o Consultant shall introduce Client to potential licensees of Client's technology and, upon Client's request, engage in negotiations with such potential licensees to finalize licensing agreements on behalf of Client;

      o Consultant shall analyze Client's motorcycle product and Client's current plan of operations to develop, assemble and sell heavy cruiser motorcycles; following such analysis, Consultant shall propose to Client what other motorcycle products utilizing the Coates CSRV System present the best opportunities to develop revenue streams and further enhance Client's marketplace identity, utilizing general business operational factors such as production costs, distribution, marketing, competition and ease of market entry;

      o     Consultant   shall  advise  and  consult  Client  on  marketing  and
            distribution   channels   for   selling   Client's   heavy   cruiser
            motorcycles;

      o Consultant shall analyze the broadcast and print media opportunities for Client's market program for its heavy cruiser motorcycles and recommend an appropriate media advertising program for this product, within a budget mutually agreed upon between Client and Consultant.

In the event either Client or Consultant desires to include any additional projects, reports, or tasks to be undertaken by Consultant and included within the scope of services set forth above, the parties shall mutually agree on such additional service and execute the appropriate addendum to include them in this Agreement.

      All the foregoing services are collectively referred to as the "Consulting Services" hereinafter.

      2. COMPENSATION.

            A base fee for the Consulting Services provided during the Initial Consulting Period (as defined below) shall be eight thousand three hundred thirty three dollars ($8,333) per month, fifty thousand (50,000) shares of the company's common stock and warrants to purchase one hundred thousand (100,000) shares of the company's common stock at the exercise price of six ($6.00) Dollars per share.

                  All cash will be payable by wire to:

                  Chapman, Spira & Carson, LLC

                  Acct. # 140079969465 ABA # 021000128

                  Manhattan Bank Chase
                  1 Chase Manhattan Plaza
                  New York, N.Y. 10081

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                  All  stock  and  warrant  certificates  shall be issued in the following name:

                  Chapman, Spira & Carson, LLC and send to:

                  110 Wall Street  (15th Floor)
                  New York, New York 10005

      3. TERM OF AGREEMENT, EXTENSIONS AND RENEWALS

            This Agreement shall have a minimum term of six (6) months (the "Consulting Period"). Thereafter, the Consulting Period will automatically be extended on a month-to-month basis (the "Extension Period") at the same rate as that during the six (6) month period at $8,333 per month unless Consultant or Client shall serve written notice on the other party terminating this Agreement. Such notice shall be in writing and shall be delivered at least twenty-one (21) days prior to the end of the Consulting Period or any subsequent extension period. In the event of termination pursuant to this paragraph, neither party shall have any further rights or obligations hereunder after the effective date of such termination except the obligation of Client to pay any fees due and owing and to reimburse agreed upon costs and expenses as provided for in this Agreement.

      4. DUE DILIGENCE

            Client shall supply and deliver to Consultant all information relating to its business as may be reasonably requested by Consultant to enable Consultant to make such investigation of Client and it's business prospects, and Client shall make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

      5. BEST EFFORTS BASIS

            Consultant agrees that it will at all times faithfully and to the best of its experience, ability, talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Client specifically acknowledges and agrees, however, that the Consulting Services to be provided by Consultant shall be conducted on a "best efforts" basis and has not, cannot, and does not guarantee that Consultant's efforts will have any impact on Clients business or that any subsequent financial improvement will result due to the Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client management skills, assets and operating results along with its cooperation in Consultant's efforts on Client's behalf.

      6. CLIENT'S RIGHT TO APPROVE TRANSACTIONS.

            Client expressly retains the right for approve, in it's sole discretion, each and every transaction introduced by Consultant that involves Client as party to any agreement. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client.

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      7.  CLIENT  UNDER  NO  DUTY  OR  OBLIGATION  TO  ACCEPT  OR  CLOSE  ON ANY
TRANSACTIONS.

            It is mutually understood and agreed that Client is not obligated to accept or close any proposal, acquisition or merger transaction submitted by Consultant.

      8. PLACE OF SERVICES.

            The Consulting Services contemplated to be performed by Consultant or its agents will be performed through Consultant offices in New York, New York, in the field where existing opportunities may be located, and such other places deemed to be appropriate by Consultant.

      9. COSTS AND EXPENSES.

            Consultant shall be entitled to reimbursement of all agreed upon third party and out-of-pocket expenses that Consultant may incur in performing Consulting Services under this Agreement. Such reimbursement shall be in addition to any fees otherwise earned by Consultant hereunder, and shall be paid by Client within twenty-one (21) days of Consultant's delivery of its statement of costs.

      10. WORK STOPPAGE OR EARLY TERMINATION.

            Notwithstanding anything to the contrary contained herein, Client shall have the right to direct the work to be performed by Consultant hereunder on any matter. In addition, Client shall have the right at any time to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder. If at any time Client directs Consultant to stop work, for any reason other than a conflict of interest, Consultant shall have thirty (30) days following such notice termination to exercise its remaining warrants/options, if applicable.

      11. NON-EXCLUSIVE SERVICES.

            Client acknowledges that Consultant and its agents are currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

      12. POTENTIAL CONFLICTS OF INTEREST.

            During the time of this Agreement, Consultant may enter into agreement(s), certain activities or employment that will be in direct conflict with Client's interest and Consultant's obligations under this Agreement. Client's sole remedy in the event of such conflict shall be termination of this Agreement and the immediate cancellation of the option. Consultant will advise Client of its position with respect to any activity, employment, business arrangement or potential conflict of interest that may be relevant to this Agreement.

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      13. REPRESENTATIONS AND WARRANTIES OF CLIENT TO CONSULTANT THAT:

            Client hereby represents and warrants to Consultant that:

            A. Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with corporate power to own property and carry on it's business as it is now being conducted and will be conducted in the future.

            B. Financial Statements. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of it's most recent financial statements, not to be more than ninety (90) days old, together with related statements of Operations and Retained Earnings and Changes in Financial Position for the same period (the "Client Financials"). The Client Financials accurately set forth the financial condition of Client as of the dates of the Client Financials and all the financial statements described in this paragraph have been prepared in conformity with generally accepted accounting principals, applied on a consistent basis, and present fairly the financial position of Client as of their date. Client will immediately advise Consultant of any material change in Client's Company and potential inability to perform objectives in a business like manner.

            C. No Conflict. This Agreement has been duly executed by Client and said execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any Agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. Non-disclosure. Client agrees not to disclose Consultant's proprietary techniques, technologies and methodologies without prior permission in writing.

      14. REPRESENTATION AND WARRANTIES OF CONSULTANT.

            Consultant hereby represents and warrants to Client that:

            A.  Prior  Experience.   Consultant  has  extensive  experience  and
currently enjoys a relationship with investment banking firms, financial analysts, intellectual property attorneys, industrial and government organizations and it has successfully performed the services contemplated by this Agreement for the benefit of other companies within the last year.

            B. No Litigation. Consultant is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against Consultant, nor are there any proceedings threatened or pending before any U.S. or other territorial, federal, state or municipal government, or any department, board, body or agency thereof, involving as of the date hereof, that may entitle a successful litigant to a claim against any of Consultant's assets.

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            C. Information.  No representation or warranty contained herein, nor any statement in any document, certificate or schedule furnished or to be furnished pursuant to this agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

            D. Inside Information - Securities Laws Violations. In the course of the performance of Consultant's duties, Consultant may become aware of information that is considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that it's use, or the use of such information to purchase or sell securities of Client, or it's affiliates, or to inform any other party with a view to buy, sell, or otherwise deal in Client's security is prohibited by law.

            E. Agreement Does Not Contemplate Corrupt Practice - Domestic or Foreign. All payments under this Agreement constitute compensation for services performed and this Agreement and all payments, and the use of payments by Consultant, do and shall not constitute an offer, payment or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office in any jurisdiction within or outside of the United States. These payments may not be used to influence any act or decision of an official, party, or candidate to use his / her / it's influence with a government to assist Client in obtaining, retaining, or directing business to Client or any person or their corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" applies to any department, agency, or instrumentality of a government.

            F. Subsequent Events. Consultant will notify Client if, subsequent to the date hereof, Consultant incurs obligations that could compromise its efforts and obligations under this Agreement.

      15. CONSULTANT NOT AN AGENT OR EMPLOYEE.

            Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement Consultant is an independent contractor. All final decisions with respects to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

      16. MISCELLANEOUS.

            A.  Authority.  The execution and performance of this Agreement have
been  duly  authorized  by  all  requisite   corporate  action.  This  Agreement
constitutes a valid and binding obligation of the parties hereto.

            B. Amendment. This Agreement may be amended or modified at any time or in any matter only by an instrument in writing executed by the parties hereto.


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            C.  Waiver.  All the rights and  remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

            D. Assignment:

                  (i) Neither this entire Agreement nor any right created by this Agreement shall be assignable by either party without the prior written consent of the other, except by the law of succession.

                  (ii) Except as limited by the provisions of subparagraph (1), the Agreement shall be binding on and inure to the benefit of the respective successors and assignees of the parties.

                  (iii) Nothing in this Agreement, expressed or implied, is intended to confer upon any person , other than the parties hereto and their successors, any right or remedies under this Agreement.

            E. Notices. Any other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails or transmittal by certified registered mail , postage prepaid, or when deposited by a public telegraph company for transmittal, charges prepaid, provided that the communication is addressed to (or to such person as designated by Client to receive such notice):


                      (I)        In the case of Consultant to:
                                 Chapman, Spira & Carson LLC 110 Wall
                                 Street, (15th Floor) New York, NY
                                 10005 Telephone: (212) 425-6100 Fax:
                                 (212) 425-6229

                      (ii)        In the case of Client to:
                                  Coates Motorcycle Company, Ltd.
                                  2100 Highway 34 & Ridgewood Rd.
                                  Wall Township, NJ 07719

            F. Headings and Captions. The headings of Paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

            G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

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            H. Partial Effect or  Invalidity.  In the event that any one or more of the provisions contained in Agreement shall for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provisions of this Agreement, but this Agreement shall be construed as if it never contained such invalid, illegal, or unenforceable provisions.

            I. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the state of New York applicable to agreements made and wholly to be performed in such state.

            J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action in order to determine attorney's fees.

            K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

            L. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

            M. Further Actions. At any time and from time to time, each party agrees, at it's or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

            N. Indemnification. Client and Consultant agree to indemnify, defend and to hold each other harmless from and against all demands, claims actions, losses, damages, liabilities, costs and expenses, including without limitations, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

            O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page of the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

            P. Arbitration. In the event of a dispute, the parties agree that this Agreement shall be resolved by arbitration in accordance with the requirements of the American Arbitration Association in New York City, New York, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The Client shall be responsible for any legal fees incurred by Consultant in the event of an arbitration that is decided in Consultant's favor.

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      IN WITNESS  WHEREOF,  the parties have executed this Agreement on the date hereinabove written.


         By:  /s/ Peter P. Green III
              -------------------------------------------
              Peter P. Green III - Managing Director
              Chapman, Spira & Carson LLC


         By:  /s/ George J. Coates
              -------------------------------------------
              George J. Coates - CEO
              Coates Motorcycle Company, Ltd.